As filed with the Securities and Exchange Commission on October 7, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bank of Montreal

(Exact Name of Registrant as Specified in Its Charter)

CANADA	13-4941092
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 King Street West

1 First Canadian Place

Toronto, Ontario

Canada M5X 1A1

(Address of Principal Executive Offices)

BANK OF MONTREAL OMNIBUS DEFERRED SHARE UNIT PLAN

(Full Title of the Plan)

Colleen Hennessy

Bank of Montreal

111 West Monroe Street, P.O. Box 755

Chicago, Illinois 60603

(312) 461-7745

(Name, Address and Telephone Number of Agent for Service)

Copies of Communications to:

William C. Hermann

Chapman and Cutler LLP

111 West Monroe Street

Chicago, Illinois 60603

(312) 845-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Deferred Compensation Obligations	$30,000,000	100%	$30,000,000	$3,864

(1)	The Deferred Compensation Obligations are unsecured obligations of the Bank of Montreal (the “Bank” or the “Registrant”) to pay deferred compensation in the future in accordance with the terms of the Bank of Montreal Omnibus Deferred Share Unit Plan, which is the successor to and a continuation of the Bank of Montreal Deferred Stock Unit Plan U.S. for Senior Officers (as so revised, amended and restated, the “Plan”). Pursuant to General Instruction E of Form S-8, this Registration Statement covers the registration of an additional $30,000,000 of Deferred Compensation Obligations under the Plan. The Registrant previously registered $29,330,000 of interests in and common shares of the Registrant under the Plan on October 28, 2011 (Registration Statement No. 333-177568).
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act pursuant to Rule 457(h).

NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional $30,000,000 of Deferred Compensation Obligations of the Bank which may be issued pursuant to awards under the Bank of Montreal Omnibus Deferred Share Unit Plan, which is the successor to and a continuation of the Bank of Montreal Deferred Stock Unit Plan U.S. for Senior Officers (as so revised, amended and restated, the “Plan”). In accordance with General Instruction E to Form S-8, the Bank hereby incorporates herein by reference the contents of the Registration Statement on Form S-8 filed by the Bank with respect to the earlier version of the Plan on October 28, 2011 (Registration No. 333-177568), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 4.	Description of Securities.

The securities being registered hereby represent deferred compensation obligations (the “Obligations”) of the Bank under the Plan. The securities represent contractual obligations of the Bank to pay or distribute compensation to participants in the Plan, upon their retirement, termination of employment, separation or death. The compensation may arise from amounts which the participants have elected to defer, as adjusted for notional investment experience based on the value of the Bank’s common shares plus dividend equivalents, in accordance with the terms of the Plan. The obligations are payable in cash upon retirement, termination of employment, separation or death in a lump-sum distribution. Distributions under the Plan will be paid subject to applicable withholding requirements. There is no trading market for the Obligations.

The Obligations are unfunded, unsecured general obligations of the Bank or the applicable employer if an affiliate of the Bank and the rights of participants shall be no greater than the rights of an unsecured creditor of the Bank or the applicable employer if an affiliate of the Bank. The Obligations are not subject to anticipation, alienation, sale, pledge, encumbrance, attachment or garnishment and shall not be transferable or assignable other than by will or the laws of succession.

The Obligations are not convertible into any other security of the Bank. No trustee has been appointed to take action with respect to the Obligations and each participant in the Plan will be responsible for enforcing his or her own rights with respect to the Obligations.

Item 8.	Exhibits.

3.1	By-laws of Bank of Montreal (incorporated by reference to the Current Report on Form 6-K filed by Bank of Montreal with the SEC on March 28, 2011).

4.1	Bank of Montreal Omnibus Deferred Share Unit Plan, effective September 30, 2013, as revised, amended and restated.

5.1	Opinion of Osler, Hoskin & Harcourt LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1).

24.1	Power of Attorney (as set forth on pages II-5 and II-6 in the Registration Statement on Form S-8 (Registration No. 333-177568), which Power of Attorney is incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on October 7, 2013.

BANK OF MONTREAL

By:	/s/ Thomas E. Flynn
Thomas E. Flynn
Executive Vice-President and Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated in the City of Toronto, Province of Ontario, Canada.

Signature Name	Title	Date

*	President and Chief Executive Officer, Director (Principal Executive Officer)	October 7, 2013
William A. Downe

/s/ Thomas E. Flynn	Executive Vice-President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 7, 2013
Thomas E. Flynn

*	Chairman of the Board	October 7, 2013
J. Robert S. Prichard

*	Director	October 7, 2013
Robert M. Astley

/s/ Jan Babiak	Director	October 7, 2013
Jan Babiak

*	Director	October 7, 2013
David R. Beatty

*	Director	October 7, 2013
Sophie Brochu

Signature Name	Title	Date

*	Director	October 7, 2013
George A. Cope

*	Director	October 7, 2013
Christine A. Edwards

*	Director	October 7, 2013
Ronald H. Farmer

*	Director	October 7, 2013
Eric R. La Flèche

*	Director	October 7, 2013
Bruce H. Mitchell

*	Director	October 7, 2013
Philip S. Orsino

*	Director	October 7, 2013
Martha C. Piper

*	Director	October 7, 2013
Don M. Wilson III

*	/s/ Thomas E. Flynn	October 7, 2013
Thomas E. Flynn
Attorney-in-Fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in her capacity as the duly authorized representative of Bank of Montreal in the United States, in the City of Chicago, State of Illinois, October 7, 2013.

BANK OF MONTREAL

By:	/s/ Colleen Hennessy
Colleen Hennessy
Authorized Representative in the United States

EXHIBIT INDEX

3.1	By-laws of Bank of Montreal (incorporated by reference to the Current Report on Form 6-K filed by Bank of Montreal with the SEC on March 28, 2011).

4.1	Bank of Montreal Omnibus Deferred Share Unit Plan, effective September 30, 2013, as revised, amended and restated.

5.1	Opinion of Osler, Hoskin & Harcourt LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1).

24.1	Power of Attorney (as set forth on pages II-5 and II-6 in the Registration Statement on Form S-8 (Registration No. 333-177568), which Power of Attorney is incorporated herein by reference).